Exhibit 10.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”), dated as of the 28th day of February 2020 (the “Effective Date”), is made and entered into by and between William A. Hickey, Jr., an individual residing in the State of Illinois (“Consultant”), and Kingsway America Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Consultant was previously employed by the Company, which employment terminated on the Effective Date;

WHEREAS, Consultant and the Company wish to memorialize the terms upon which Consultant may, from time to time, perform certain services for and on behalf of the Company from and after the Effective Date, which services are described in more detail on Exhibit A attached hereto (the “Services”); and

WHEREAS, it is the intention of Consultant and the Company to establish an independent contractor relationship for all purposes and not continue an employee and employer relationship;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.Engagement of Consultant; Performance of the Services. The Company hereby engages Consultant to provide the Services, and Consultant hereby accepts such engagement and agrees to perform the Services, on the terms and subject to the conditions set forth herein. Consultant will determine the method, details, and means of performing the Services; provided, however, Consultant shall perform the Services in a diligent and professional manner in accordance with the highest standards of professional conduct and in strict compliance with all applicable laws, rules, regulations and professional standards.

2.Consulting Fee; Payment. During the Initial Term (as defined below), Consultant shall be entitled to receive a consulting fee of Thirty Thousand Dollars ($30,000) per month, payable in arrears in semi-monthly installments of Fifteen Thousand Dollars ($15,000) each in accordance with the Company’s normal payroll schedule for its employees. During any Renewal Term (as defined below), Consultant shall be entitled to receive a consulting fee equal to One Hundred Sixty-Five Dollars ($165) per hour worked (rounded to the nearest quarter (1/4) hour). Consultant shall also be entitled to the reimbursement of reasonable, documented, out of pocket expenses incurred by him in connection with the provision of the Services and approved in advance by the Company. Within five (5) business days after the end of each month during any Renewal Term in which Services are provided, Consultant shall submit an invoice to the Company. Each invoice must summarize all work performed during the month and include the number of hours spent performing the Services. The Company shall pay all such invoices within fifteen (15) days of receipt. In the event of a disputed charge, the Company shall notify Consultant in writing of the disputed amount within thirty (30) days after receipt of the invoice, specifically identify the reason for the dispute, and pay all undisputed amounts owed while the dispute is being resolved.

3.Term and Termination. The initial term of this Agreement shall commence on the Effective Date and end on April 30, 2020 (the “Initial Term”). The Initial Term may be renewed for additional periods of one (1) month each by mutual agreement of the parties (each such one (1) month period being referred to as a “Renewal Term”, and all such Renewal Terms, collectively with the Initial Term, the “Term”). This Agreement may be terminated only as follows: (a) the Company may terminate this Agreement at any time by providing written notice of termination to Consultant; (b) Consultant may terminate this Agreement at any time during the Initial Term by providing written notice of termination to the Company, only if the Company has breached this Agreement; and (c) Consultant may terminate this Agreement at any time during a Renewal Term by providing not less than five (5) business days’ prior written notice of termination to the Company, provided that such advance notice shall not be required in the event the Company has breached any material provision of this Agreement.

4.Effect of Termination. If this Agreement is terminated by the Company during the Initial Term other than as a result of a material breach of this Agreement by Consultant, Consultant shall continue to be entitled to receive

Exhibit 10.4

the consulting fee for the remainder of the Initial Term, but no other consulting fee shall thereafter be due and payable. If this Agreement is terminated by the Company, except as described in the immediately preceding sentence, or by Consultant at any time, Consultant shall only be entitled to receive that portion of the consulting fee earned prior to the date notice of termination has been given (pro-rated through such date in the event of a termination during the Initial Term). Upon termination for any reason at any time, Consultant shall be entitled to reimbursement for all approved expenses incurred by him prior to the date notice of termination has been given.

5.Relationship of Parties; Taxes. The parties intend that an independent contractor relationship be created by this Agreement. Consultant agrees that Consultant will not be or become an agent, employee, partner or joint venturer of the Company or any of its Affiliates (as defined below) (collectively with the Company, the “Group Companies”) and will have no authority to act on behalf of any of the Group Companies or to bind any of the Group Companies to any contract or otherwise. Consultant will not imply or state the contrary to third parties. Consultant shall not be entitled to any of the rights or benefits that any of the Group Companies provides to their respective employees. Consultant acknowledges and agrees that Consultant will not be entitled to worker’s compensation insurance benefits or unemployment compensation insurance benefits from any of the Group Companies as a result of this Agreement or any work performed by Consultant under this Agreement. It is agreed that Consultant shall act as an independent contractor in the provision of all Services under this Agreement. Accordingly, Consultant shall bear all liability for Taxes (as defined below) that results from the provision of Services under this Agreement, including, without limitation, remittances for any personal taxes, payroll taxes, insurance premiums or any other duties, levies or taxes (collectively, “Taxes”) and shall indemnify, defend and save the Group Companies, and their respective officers, directors, employees and agents, harmless from and against any and all liability, loss, cost or expense (including reasonable attorneys’ fees and costs of enforcement) incurred by any of them as a result of any failure, or alleged failure, of Consultant to pay, collect or remit any such Taxes. For purposes of this Agreement, the term “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. Notwithstanding the foregoing, or anything else contained herein to the contrary, Consultant has agreed to remain as an officer and director of Kingsway Amigo Insurance Company (“Amigo”) until the earlier of the following to occur: (a) his successor(s) has/have been duly appointed and qualified; or (b) the termination of this Agreement. Accordingly, Consultant shall retain the rights, responsibilities, powers and privileges necessary and appropriate to discharge his duties as an officer and director of Amigo during his tenure as such, including, without limitation, coverage under the Company’s directors’ and officers’ liability insurance policies.

6.Confidentiality. Consultant agrees that he will not (a) use any Confidential Information (as defined below) for any purpose other than as necessary to perform the Services in accordance with the terms of this Agreement, (b) disclose, copy, reproduce, reveal, publish or disseminate in any manner whatsoever any Confidential Information, or give access thereto, to any individual or entity, or (c) create any derivative works based on the Confidential Information or reverse engineer, decompile or disassemble any of such Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean and include any and all confidential, proprietary, sensitive or other information of or about any of the Group Companies, howsoever and whensoever obtained by Consultant, whether or not protected or protectable under intellectual property, trade secret or other applicable laws, and whether or not labeled as such, including, without limitation: information relating to the financial condition and projections of any of the Group Companies; business, marketing or strategic plans; customer lists; price lists; databases; trade secrets; product prototypes; formulas; business strategies and methodologies, technologies, processes, know-how, procedures, software programs (including any and all source code), techniques, specifications, revenue models, manuals, confidential reports, and other similar proprietary information relating to the business operations of the Group Companies; and all reports, analyses, compilations, memoranda, notes, studies or other documents or records or electronic media prepared by Consultant that contain or otherwise reflect or are generated from any such information. Notwithstanding anything contained herein to the contrary, “Confidential Information” shall not include any information which is now or subsequently becomes generally available to the public through no fault or breach of this Agreement on Consultant’s part. Without limitation of the foregoing, Consultant (x) understands that an Affiliate of the Company is a publicly traded company on the New York Stock Exchange, and (y) acknowledges that he is aware that United States securities laws prohibit any person who has material, non-public information concerning a company (i) from purchasing or selling securities of that company, (ii) from communicating such information to any other person when it is reasonably foreseeable that the person is likely to purchase or sell such securities and (iii) from otherwise permitting another to make an investment decision with such information.

7.Work Product Ownership. Subject to any third party rights in licensed elements approved by the Company, all written materials, documentation, electronic files, data, models, spreadsheets, work papers, memoranda, media, designs, inventions and/or other work product, including any adaptations thereof (collectively, “Work Product”) developed by Consultant on the Company’s behalf, or developed using the Company’s Confidential Information, are and

Exhibit 10.4

shall be the sole and exclusive property of the Company. Consultant agrees that the Work Product is specially ordered or commissioned by the Company and constitutes works made for hire authored by the Company under 17 U.S.C. §101. To the extent that any of the Work Product is not works made for hire, Consultant hereby conveys, grants, and assigns to the Company all right, title and interest worldwide in and to such Work Product, all physical elements thereof, all intangible rights thereto, and all contractual rights and obligations relating thereto, for all uses and purposes whether now known or hereafter created. Consultant agrees that Consultant shall have no proprietary interest in any such Work Product. Consultant represents, warrants and covenants that no Work Product produced by Consultant under this Agreement or methods or processes used by Consultant in performing services under this Agreement, will infringe the rights of any third party under the intellectual property and similar laws of the United States, any state or any foreign country (including without limitation rights and laws related to copyrights, patents, trademarks, service marks, trade secrets and rights of publicity).

8.Delivery of Work Product and Return of Confidential Information. At any time upon written demand therefor (and at any rate not later than five (5) business days following termination of this Agreement), Consultant shall promptly return all Confidential Information and all Work Product in his possession, including any Confidential Information and Work Product that is in electronic (including digital media) or written or other physical form, including all copies, reproductions, or extracts thereof. Consultant shall not retain any copies of any Confidential Information or Work Product, except as necessary to comply with applicable laws, rules, regulations and court orders.

9.Survival. The provisions of Sections 4 through 17 of this Agreement (and any defined terms used therein) shall survive the termination of this Agreement indefinitely.

10.Advice of Counsel. Consultant acknowledges that it has had the opportunity to receive independent legal advice or such other advice as it has deemed necessary in relation to this Agreement. Consultant further acknowledges that Consultant understands its rights and obligations under this Agreement, is voluntarily signing this Agreement and accepts the terms of this Agreement.

11.Successors and Assigns; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be assigned (in whole or in part) by Consultant, nor may any of Consultant’s duties hereunder be delegated, without the prior written consent of the Company.

12.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements and understandings (whether written or oral) with respect to such subject matter. There are no representations, warranties, covenants or agreements regarding the subject matter hereof (whether written or oral), except as set forth herein.

13.Amendment, Modification and Waiver. This Agreement may not be amended or modified, nor may any provision hereof be waived, except pursuant to a written instrument that has been signed by the party against whom enforcement of such amendment, modification or waiver is sought.

14.Severability. If any provision or portion of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law, and this Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

15.Notices. Any and all notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed properly served (a) on the date sent if transmitted by hand delivery with receipt therefore, (b) on the date of transmittal if sent by email on a business day during the hours of 9:00 a.m. and 6:00 p.m. Central time or, if not, on the next succeeding business day, (c) one business day after the notice is deposited with an overnight courier, or (d) three (3) days after being sent by registered or certified mail, return receipt requested, first class postage prepaid. All such notices and other communications shall be addressed to the party to receive such notice as follows: in the case of the Company, to the attention of the Company’s General Counsel at the Company’s principal executive offices; and, in the case of Consultant, to the last known address (physical or electronic) for Consultant in the Company’s records. Either party may change its address or other contact information for notice by giving notice to the other party in accordance with this Section 15.

Exhibit 10.4

16.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, without reference to any jurisdiction’s principles of conflicts of laws to the contrary.

17.Counterparts. This Agreement may be executed in multiple original, facsimile or electronic counterparts, each of which will be deemed an original, all of which when taken together shall constitute one and the same document.

[Signature Page Follows]

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

“COMPANY”

KINGSWAY AMERICA INC.

By: /s/ John T. Fitzgerald

Printed: John T. Fitzgerald

Title: President

“CONSULTANT”

/s/ William A. Hickey, Jr.
William A. Hickey, Jr.

Exhibit 10.4

EXHIBIT A

Description of the Services

At the request of the Company, Consultant shall provide the following services from time to time during the Term:

1.Provide a comprehensive report of Consultant’s former duties and responsibilities within the Company;

2.Provide support and advice in connection with the Company’s financial reporting, including, without limitation, required filings with the Securities and Exchange Commission;

3.Assist with the transition of duties to the Company’s newly appointed Chief Financial Officer;

4.Provide insight and information regarding the Company’s historic strategic transactions;

5.Provide support, assistance and advice, including testimony as may be appropriate, in connection with litigation matters that the Company may be involved in from time to time; and

6.Other matters as may be agreed on by the parties after the execution of this Agreement during the Term.